UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2014

CorEnergy Infrastructure Trust, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 18, 2014, CorEnergy Infrastructure Trust, Inc. (the “Company”) entered into an Amendment (the “Amendment”) to the Limited Liability Company Interests Purchase Agreement dated November 17, 2014 with Mogas Energy, LLC (the “Purchase Agreement”). The amendment revises the definition of Required Closing Date Working Capital, used to determine the working capital adjustment required to the purchase price at closing, from $500,000 to $1,800,000.

The description of the Amendment to the Purchase Agreement set forth in this Item 1.01 is qualified in its entirety by the full Amendment, a copy of which is attached as Exhibit 2.2 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On November 19, 2014, CorEnergy Infrastructure Trust, Inc. (the “Company”) issued a press release announcing that the underwriters for the Company’s previously announced public offering exercised their option, in full, to purchase an additional 1,950,000 shares of the Company’s common stock at $6.80 per share, less the underwriting discount. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

d)	Exhibits

2.2	Amendment to Limited Liability Company Interests Purchase Agreement dated November 18, 2014 by and among CorEnergy Infrastructure Trust, Inc. and Mogas Energy, LLC

99.1	Press Release Announcing Underwriters’ Exercise of Option dated November 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: November 19, 2014	By:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary

Exhibit Index

Exhibit No.	Description
2.2	Amendment to Limited Liability Company Interests Purchase Agreement dated November 18, 2014 by and among CorEnergy Infrastructure Trust, Inc. and Mogas Energy, LLC

99.1	Press Release Announcing Underwriters’ Exercise of Option dated November 19, 2014